CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, No. 333-149951 of RiverSource Group Variable Annuity Contract of our report dated February 26, 2013 relating to the financial statements, which appear in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 22, 2013

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated February 23, 2011, except for Notes 1 and 3, regarding the impact of the adopted new accounting guidance related to the deferral of acquisition costs for insurance and annuity products, as to which the date is February 26, 2013, with respect to the consolidated statements of income, comprehensive income, shareholder’s equity and cash flows of RiverSource Life Insurance Company for the year ended December 31, 2010 included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3, 333-149951) for the registration of the RiverSource Group Variable Annuity Contract offered by RiverSource Life Insurance Company.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 22, 2013